PROSPECTUS SUPPLEMENT                                         File No. 333-38792
(To the Prospectus Supplement and Prospectus                      Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   2011


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:      $10,000,000    Original Issue Date:    September 6, 2000

CUSIP Number:          59018Y BB6     Stated Maturity Date:   September 1, 2005

Interest Calculation:                 Day Count Convention:
---------------------                 ---------------------

[x] Regular Floating Rate Note        [x] Actual/360

[ ] Inverse Floating Rate Note        [ ] 30/360

      (Fixed Interest Rate):          [ ] Actual/Actual

Interest Rate Basis:

[x] LIBOR                             [ ] Commercial Paper Rate

[ ] CMT Rate                          [ ] Eleventh District Cost of Funds Rate

[ ] Prime Rate                        [ ] CD Rate

[ ] Federal Funds Rate                [ ] Other (see attached)

[ ] Treasury Rate

      Designated CMT Page:                   Designated LIBOR Page:
        CMT Telerate Page:                      LIBOR Telerate Page:   3750
         CMT Reuters Page:                      LIBOR Reuters Page:

Index Maturity:        Three Months   Minimum Interest Rate:    Not Applicable

Spread:                0.2800%        Maximum Interest Rate:    Not Applicable

Initial Interest Rate: TBD            Spread Multiplier:        Not Applicable

Interest Reset Dates:         Quarterly, on the 1st of every March, June,
                              September and December, commencing December 1,
                              2000, subject to modified following business day convention. Initial Coupon is interpolated between the 2 and 3 Month Libor.

Interest Payment Dates:       Quarterly, on the 1st of every March, June,
                              September and December, commencing December 1,
                              2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:         The Notes cannot be repaid prior to the Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes cannot be redeemed prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        August 22, 2000